Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Narumi Okazaki, certify that:

1.	I have reviewed this special financial report on Form 10-K of DRC Medicine Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date:	November 9, 2026

/s/ Narumi Okazaki
Name:	Narumi Okazaki
Title:	Chief Executive Officer
(Principal Executive Officer)